Deloitte & Touche


                                                            Exhibit 23(b)

                                                Deloitte & Touche
                                                One City Centre
                                                St. Louis, MO 63101
                                                Telephone:  (314) 342-4900


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Laclede Gas Company on Form S-3 of our report dated November 18, 1999, appearing in the Annual Report on Form 10-K of Laclede Gas Company for the year ended September 30, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
June 27, 2000